Exhibit 10.13

East West Ave Acquisition Corp

Board of Director Officer Letter

[__], 2026

Dear [__],

On behalf of East West Ave Acquisition Corp, a Nevada company (the “Company”), I am pleased to invite you to join the Company’s Board of Directors (the “Board”), subject to the effectiveness of the registration statement on Form S-1 in connection with the initial public offering of the Company (the date of such election being the “Effective Date”). You will serve as a director from the Effective Date until the date upon which you are not re-elected or your earlier removal or resignation.

In consideration for your service on the Board and subject to approval by the Board, you will receive the compensation set forth in Schedule I attached hereto.

The Company will reimburse you for all reasonable travel expenses that you incur in connection with your attendance at meetings of the Board, in accordance with the Company’s expense reimbursement policy as in effect from time to time. In addition, you will receive indemnification as a director of the Company to the maximum extent extended to directors of the Company generally, as set forth in the Company’s articles of incorporation, an indemnification agreement between the Company and you (which will be provided to you upon the Effective Date), and any director and officer insurance the Company may have and maintain from time to time.

In accepting this offer, you are representing to us that (i) you do not know of any conflict which would restrict your service on the Board and (ii) you will not provide the Company with any documents, records, or other confidential information belonging to other parties.

This letter sets forth the entire compensation you will receive for your service on the Board. Nothing in this letter should be construed as an offer of employment. If the foregoing terms are agreeable, please indicate your acceptance by signing the letter in the space provided below and returning this letter to the Company.

Sincerely,

East West Ave Acquisition Corp.

By:
Name:	[ ]
Title:	Director

Accepted and Agreed

Signature:
Name:	[__]
Date:	[__], 2026

Schedule I

1.	The Company shall cause East West Ave LLC, one of the sponsors of the Company (the “Sponsor”), to enter into a securities transfer agreement by and among the Company, the Sponsor and members of the Board, pursuant to which Sponsor shall agree to transfer [ ] shares of common stock, par value $0.0001 per share of the Company, to you, immediately prior to the Company’s initial public offering.